EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

AGREEMENT dated September 26, 2003, between LDG, INC., a Nevada corporation, (hereinafter the "Buyer"), and Sambrick Communications, Inc., Sandra Conklin, and Seamus Deurr (hereinafter collectively, the "Sellers") and who constitute all of owners of interests in Liaison Design Group, LLC, a North Carolina limited liability company (hereinafter referred to as "Liaison Design").

This Agreement sets forth the terms and conditions upon which the Sellers are today selling to the Buyer, and the Buyer is today purchasing from the Sellers all of their ownership interest in and to Liaison Design which constitutes 100% of the ownership interest in Liaison Design.

In consideration of the mutual agreement contained herein, the parties hereby agree as follows:

I.   SALES OF THE SHARES.

1.01    Shares Being Sold.   Subject to the terms and conditions of this Agreement, the Sellers are selling, assigning, and delivering the Shares to the Buyer at the closing provided for in Section 1.03 hereof (the "Closing"), their interest in and to Liaison Design which constitutes all of the issued and outstanding ownership interest in Liaison Design, free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02    Consideration.   At the Closing, the Buyer is delivering to the Sellers 8,000,000 shares of "restricted" Common Stock of the Buyer (the "Shares") as that term is defined in Rule 144 of the Securities Act of 1933, as amended. The Shares will be distributed as follows:

Sambrick Communications, Inc.	2,400,000
Sandra Conklin	3,200,000
Seamus Deurr	2,400,000

1.03    Closing.   The Closing of the transactions provided for in Section 1.04 and 1.05 is taking place at the offices of Buyer on September 26, 2003.

1.04    Delivery by the Sellers.   At the Closing, the Sellers are delivering to the Buyer (i) certificates representing 100% of the outstanding ownership interest in and to Liaison Design; (ii) all of Liaison Design's records; and, (iii) minutes certificates and opinions authorizing such transactions.

1.05    Delivery by the Buyer.   At the Closing the Buyer is delivering to the Sellers, (i) stock certificates in the denominations set forth above and (ii) corporate minutes, certificates and opinions authorizing such transaction.

II.   RELATED TRANSACTIONS.

2.01   Expenses of the Transaction. The Sellers shall be responsible for paying all expenses of this transaction, including but not limited to filing fees, legal fees, accounting fees, escrow agent fees, printing expenses, certificate engraving fees and transfer agent fees.

2.02   No Dissent. The Sellers shall not dissent with respect to this transaction.

III.   REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyer hereby represents and warrants as follows:

3.01    Organization, Capitalization, etc.

(a)   The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and is qualified in no other state.

(b)   The authorized capital stock of consists of 100,000,000 shares of Common Stock, par value $0.00001 per share, no shares of which are issued and outstanding. The Buyer acknowledges that the interests being acquired from the Sellers are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act"), unless the same qualify for sale pursuant to Regulation S under the Act. There are outstanding options and other agreements relating to the issuance by the Buyer of shares of its capital stock.

(c)   The Buyer has the corporate power and authority to carry on its business as presently conducted.

3.02    No Violation.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Buyer, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Buyer is a party or by which the Buyer is bound.

3.03    Tax Returns.   The Buyer has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are no liens upon any of the Buyer's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Buyer, other than as disclosed in documents filed with the Securities and Exchange Commission.

3.04    Title to Properties; Encumbrances.   The Buyer has good and marketable title to all of its properties and assets, real and personal, tangible and intangible.

3.05    Undisclosed Liabilities.   The Buyer has no liabilities or accounts payable at the date hereof.

3.06    Absence of Certain Changes.   The Buyer has not :

(a)   Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)   Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;

(c)   Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability;

(d)   Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;

(e)   Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business;

(f)   Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;

(g)   Made any capital expenditures or commitments in excess of $2,000 for additions to property, plant or equipment;

(h)   Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

(i)   Made any material change in any method of accounting or accounting practice.

3.07    Litigation.   There are no actions, proceedings, or investigations pending or, to the knowledge of the Buyer, threatened against the Buyer, and the Buyer knows or has any reason to know of any basis for any such action, proceeding, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Buyer that may materially and adversely affect such business, assets or prospects.

3.8    Disclosure.   The Buyer has disclosed to the Sellers all facts material to the assets, prospects, and business of the Buyer. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Sellers pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business by the Buyer with proper information as to the Buyer and its affairs.

3.9    Legend.   The Certificates representing the Shares delivered pursuant to this Agreement shall bear a legend in the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), as amended, or any other applicable federal or state securities acts; and are 'restricted securities' as defined by Rule 144 of the Act. The shares may not be transferred, sold or otherwise disposed of unless: (1) a registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts or an exemption from registration requirements under the Act is effective, and (2) Seller shall have received an opinion from counsel for the Seller that no violations of any securities acts will be involved in any transfer."

3.10    Holding Period.   If the Shares represented by these Certificates have been held for a period of at least one (1) year and if Rule 144 of the Act is applicable (there being no representations by the Buyer that Rule 144 is applicable), then the Sellers may make sales of the Shares only under the terms and conditions prescribed by Rule 144 of the Act.

IV.   REPRESENTATIONS AND WARRANTIES BY THE SELLERS AND Liaison Design.

The Sellers and Liaison Design hereby represent and warrant as follows:

4.01    Organization, etc.   The Liaison Design is a limited liability corporation duly organized, validly existing, and in good standing under the laws of the state of North Carolina.

4.02    Authority.   The execution and delivery of this Agreement by the Buyer and the consummation by Liaison Design and Sellers of the transactions contemplated hereby have been duly authorized by Liaison Design.

4.03    No Violation.   Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation or default under any term or provision of the articles of organization of the Liaison Design, or of any contact, commitment, indenture, or other agreement or restriction of any kind or character to which the Liaison Design is a party or by which the Seller is bound.

4.04   Representations Regarding the Acquisition of the Shares.

(a)   The undersigned, Liaison Design and Sellers understand that the SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES;

(b)   The Sellers are not underwriters and are acquiring the Buyer's Shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts;

(c)   The Sellers understand the speculative nature and risks of investments associated with the Buyer and confirm that the Shares are suitable and consistent with his or her investment program and that his or her financial position enables him or her to bear the risks of this investment; and that there may not be any public market for the Shares subscribed for herein;

(d)   The Shares subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Buyer and the prior opinion of counsel for the Buyer that such disposition will not violate federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, gibing, and any form of conveying, whether voluntary or not;

(e)   To the extent that any federal, and/or state securities laws shall require, the Sellers hereby agree that any Shares acquired pursuant to this Agreement shall be without preference as to assets;

(f)   The Buyer is under no obligation to register or seek an exemption under any federal and/or state securities acts for any stock of the Buyer or to cause or permit such stock to be transferred in the absence of any such registration or exemption and that the Sellers herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available;

(g)   The Sellers have had the opportunity to ask questions of the Buyer and receive additional information from the Buyer to the extent that the Buyer possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Buyer. Further, the Sellers have been given: (1) All material books and records of the Buyer; (2) all material contracts and documents relating to the proposed transactions; (3) an opportunity to question the Buyer and the appropriate executive officers; and, (4) all documents and reports filed with the SEC; and,

(h)   The Sellers have satisfied the suitability standards imposed by their respective securities laws. The Shares being acquired from the Buyer have not been registered under federal or state securities laws. The Sellers acknowledges that the Buyer has not have complied with any securities laws in seeking an exemption from the transactions contemplated by this Agreement. Accordingly, the Seller waives any and all rights, claims or causes of action they may have against the Buyer under any securities laws as a result of the Buyer's failure to comply with applicable state securities laws.

4.05    Financial Statement.   The Sellers have delivered to the Buyer the balance sheet and income statement of Liaison Design. That balance sheet and income statements are true and correct and a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of Liaison Design and each Seller as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.

4.06    Tax Returns.   Liaison Design has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are no liens upon any of Liaison Design's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against Liaison Design.

4.07    Title to Properties; Encumbrances.   Liaison Design has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, including without limitation the properties and assets.

4.08    Accounts Receivable.   All accounts receivable of Liaison Design, whether reflected in Liaison Design's balance sheet or otherwise, represent sales actually made in the ordinary course of business and the reserve for uncollectability of receivables as reflected in the aforesaid balance sheet is adequate and was calculated in a way consistent with past practice. Except to the extent set forth herein, there are not now any questions, controversies, or disputes relating to any accounts receivable of Liaison Design.

4.09    Undisclosed Liabilities.   Liaison Design as of that date had no liabilities or obligations of any nature, where absolute, accrued, contingent, or otherwise and whether due or to become due which have not been disclosed to Buyer.

4.10    Absence of Certain Changes.   Liaison Design has not since inception:

(a)   Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)   Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;

(c)   Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than as disclosed to Buyer;

(d)   Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;

(e)   Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business;

(f)   Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;

(g)   Made any capital expenditures or commitments in excess of $10,000 for additions to property, plant or equipment;

(h)   Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

(i)   Made any material change in any method of accounting or accounting practice.

4.11    Litigation.   There are no actions, proceedings, or investigations pending or, to the knowledge of the Sellers, threatened against Liaison Design, and Sellers know or have any reason to know of any basis for any such action, proceeding, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of Liaison Design that may materially and adversely affect such business, assets or prospects.

4.12   Disclosure. Liaison Design has disclosed to the Buyer all facts material to the assets, prospects, and business of Liaison Design. No representation or warranty by the Liaison Design contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished by Liaison Design pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of Liaison Design with proper information as to Liaison Design and its affairs.

V.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01    Survival of Representations.   All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

5.02    Indemnification.   Breaching parties agree to indemnify the non-breaching parties and hold non-breaching parties harmless from an in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys' fees) in excess of $1,000 in the aggregate, imposed upon or incurred by a non-breaching party or any subsidiary of a non-breaching party resulting from a breach of any agreement, representation, or warranty of the breaching party. Assertion by the non-breaching party of its right to indemnification under this Section 5.02 shall not preclude the assertion by the non-breaching party of any other rights or the seeking of any other remedies against the breaching party.

VI.   MISCELLANEOUS.

6.01    Expenses.   All fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Sellers and Liaison Design.

6.02    Further Assurances.   From time to time, at the Buyer's request and without further consideration, the Sellers and Liaison Design, at their own expense, will execute, deliver and transfer such documents and will take such action as the Buyer may reasonably request in order to complete a due diligence examination of Liaison Design and more effectively consummate the transactions herein contemplated.

6.03    Parties in Interest.   All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

6.04    Prior Agreements; Amendments.   This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.05    Headings.   The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.06    Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of North Carolina, without regard to its conflict-of-laws rules and venue of any actions brought under this Agreement will be in the state or federal courts of North Carolina.

6.07    Notices.   All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Buyer:	LDG, Inc.

If to the Sellers:	Liaison Design GROUP, INC.

6.08    Effect.   In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

6.09    Counterparts.   This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Sellers, Liaison Design and the Buyer, on the date first above written.

BUYER:
LDG, INC.

BY: /s/ Sandra M. Conklin Sandra M. Conklin, President

SELLERS:
Liaison Design Group, LLC.

BY: /s/ Sandra M. Conklin Sandra M. Conklin, President

Sambrick Communications, Inc.

BY: /s/ Frank Sambrick Frank Sambrick, President

/s/ Sandra M. Conklin Sandra M. Conklin

/s/ Seamus Duerr Seamus D. Duerr